Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statements No. 333-04038 and 33-97208 on Form S-8 and No. 333-2244 on Form S-3 of Enteractive, Inc. and subsidiaries of our report dated August 22, 1996, relating to the consolidated balance sheets of Enteractive, Inc. and subsidiaries as of May 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, which report appears in the May 31, 1996 annual report on Form 10-KSB of Enteractive, Inc. and subsidiaries.



                                                     KPMG PEAT MARWICK LLP


New York, New York
September 13, 1996